NUMBER

0

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SHARES

Y-mAbs Therapeutics, Inc.

TOTAL AUTHORIZED ISSUE
50,000,000 SHARES PAR VALUE $0.0001 EACH
COMMON STOCK

See Reverse for Certain Definitions

CUSIP 984241 109

SPECIMEN

This is to Certify that ______________________ is the owner of

______________________ *fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.*

Witness, *the seal of the Corporation and the signatures of its duly authorized officers.*

Dated

© 1909 CORPEX BANKNOTE CO., BAY SHORE N.Y.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF TRANSFERS MIN ACT-..............Custodian .... (Cust) (Minor)
TEN ENT	- as tenants by the entireties	under Uniform Transfers to Minors Act.............................. (State)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	

Additional abbreviations may also be used though not in the above list

For value received_______ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

____

____*Shares*

represented by the within Certificate, and do hereby irrevocably constitute and appoint

____*Attorney*

to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

*Dated*______________________ ________

In presence of

____

____

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.